EXHIBIT 10.26

DEBT SETTLEMENT AGREEMENT

THIS DEBT SETTLEMENT AGREEMENT made the 18th day of September, 2017.

BETWEEN:

Pivot Pharmaceuticals Inc., a company incorporated under the laws of British Columbia and having its head office located at 1275 West 6th Avenue, Suite 300, Vancouver, BC Canada V6H 1A6

(the “Company”)

AND:

Avro Capital Partners Inc., a company incorporated under the laws of British Columbia and having its head office located at 200 Granville Street, Suite 2820, Vancouver, BC Canada V6C 1S4

(the “Creditor”)

OF THE SECOND PART

WHEREAS:

A. The Company is indebted to the Creditor in the amount of $565,863.69 (US$462,382.49) (the “Debt”) under the Convertible Loan Agreement dated September 29, 2016;

B. The Company wishes to settle the Debt by issuing to the Creditor 4,623,825 common shares of the Company and the Creditor is prepared to accept the shares in full satisfaction of the Debt.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and of the covenants and agreements set out in this Agreement, the parties agree as follows:

1.	ACKNOWLEDGMENT OF DEBT

1.1	The Company acknowledges and agrees that it is indebted to the Creditor in the amount of the Debt.

2.	ISSUANCE OF SHARES

2.1

The Company agrees to issue to the Creditor and the Creditor agrees to accept 4,623,825 common shares of the Company (the “Shares”) at a deemed price of US$0.10 per Share as full and final payment of the Debt.

2.2

Within five business days after the date of this Agreement, the Company will deliver to the direction of the Creditor one or more share certificates or a book statement from the Company’s transfer agent representing the Shares.

2.3

The Creditor agrees that the Debt will be fully satisfied and extinguished when the Company delivers the Shares to the Creditor, and subject only to the issuance of the Shares, the Creditor releases and forever discharges the Company, its subsidiaries and their respective directors, officers, employees, representatives and advisors from and against any and all claims, actions, obligations, and damages whatsoever which the Creditor may have against any of them relating to the Debt. This release will be operative from and after the date of completion of the transactions contemplated by this Agreement and shall be effective without the delivery of any further release or other documents by the Creditor to the Company.

3.	REPRESENTATIONS OF CREDITOR

3.1	The Creditor represents, warrants and acknowledges to the Company that:

(a)	the Debt constitutes the entire outstanding indebtedness of the Company to the Creditor including principal, interest to the date hereof and costs;

(b)	the Creditor has not conveyed, transferred or assigned any portion of the Debt to any third party, and has full right, power and authority to enter into this Agreement and to accept the Shares in full and final satisfaction of the Debt;

(c)	no third party has any right to payment of all or any portion of the Debt;

(d)	the Creditor has no claims or potential claims against the Company on account of any matter whatsoever, other than the Debt;

(e)	if the Creditor is a corporation or legal entity other than an individual, all necessary corporate or other action has been taken by the Creditor to approve this Agreement;

(f)	the Company is relying on exemptions from prospectus requirements found in National Instrument 45-106, s.2.14 and applicable securities laws in the Creditor’s jurisdiction of residence (if other than British Columbia) to issue the Shares to the Creditor;

(g)	the Creditor is not an “insider” or an “associate” of an insider of the Company as those words are defined in the Securities Act (British Columbia);

(h)	the Creditor will be the registered beneficial owner of the Shares;

(i)	the Creditor is not acquiring the Shares as a result of any material information that the Company has not generally disclosed to the public; and

(j)	the Shares will be subject to resale restrictions as required by applicable securities law and the policies of the Company’s exchange and the certificates representing the Shares will bear appropriate legends and the Creditor will seek its own independent legal advice regarding such resale restrictions imposed on the Shares.

(k)	the release contained in section 2.3 is fully enforceable by the Company against the Creditor.

3.2

The Company’s obligation to complete the transactions contemplated hereby is subject to the foregoing representations and warranties being true and correct at the date of this Agreement and at the time of delivery of the Shares by the Company to the Creditor. Such representations and warranties will survive the closing of the transactions contemplated hereby and will continue in full force and effect for the benefit of the Company for a period of five years from the date of issuance of the Shares to the Creditor. The Creditor will indemnify the Company from and against any and all claims, damages, losses and costs arising from such representations and warranties being incorrect or breached.

4.	GENERAL PROVISIONS

4.1	Time will be of the essence of this Agreement.

4.2	The Company and the Creditor will sign all other documents and do all other things reasonably necessary to carry out this Agreement.

4.3	The provisions contained in this Agreement constitute the entire agreement between the parties and supersede all previous understandings, communications, representations, and agreements, whether written or verbal, between the parties regarding the subject matter of this Agreement.

4.4	This Agreement will be governed by and construed in accordance with the laws of British Columbia exclusively. Each party irrevocably attorns to the exclusive jurisdiction of the courts of British Columbia, Judicial District of Vancouver, with respect to any legal proceedings arising herefrom.

4.5	All dollar amounts referred to in this Agreement are expressed in Canadian currency, unless otherwise indicated.

4.6	This Agreement will enure to the benefit of and be binding on each of the parties and their respective heirs, executors, administrators, successors, and assigns.

4.7	This Agreement may be executed in counterparts, both of which will constitute one complete agreement.

IN WITNESS WHEREOF the parties have signed this Agreement as of the date written on the first page of this Agreement.

PIVOT PHARMACEUTICALS INC.

Per:	/s/ Ahmad Doroudian
Authorized Signatory

AVRO CAPITAL PARTNERS INC.

Per:	/s/ Brett Walker
Authorized Signatory